Exhibit 99.2

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$ in millions except per share data

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Exhibit 99.2

Kelly













Q1 2024

May 9, 2024



Presentation Disclosures

Non-GAAP Measures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2024 gain on the sale of our EMEA staffing operations, the 2024 gain on forward contract, the 2024 restructuring charges, the 2024 transaction costs, and the 2023 restructuring charges are useful to understand the Company's fiscal 2024 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor Statement

This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly's financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers' compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business's anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Kelly


9,174

Financials

First-Quarter 2024 Takeaways



Staffing demand continued to be impacted by market and labor trends

- Q1 revenue down 17.6% on a reported basis due primarily to the sale of European staffing operations, down 2.6%[1] on an organic basis

Significant progress on in-flight Transformation initiatives

- Structural changes in our expenses providing sustained efficiency
- Q1 Adjusted EBITDA margin at 3.2%, up 110 bps, or 80 bps[1] organically

Executing on capital allocation strategy to accelerate focus on North American specialty staffing and global RPO and MSP businesses

- Completed EMEA staffing transaction in Q1 2024 which unlocked more than $100 million of capital
- Entered into a definitive agreement to acquire Motion Recruitment Partners, LLC ("MRP"). Upon close, expected in the second quarter of 2024:
  - MRP will significantly strengthen both the scale and capabilities of Kelly's staffing and consulting solutions in technology, telecommunications, and government specialties in North America and RPO solutions globally
  - MRP will continue to deliver services through its existing companies and brands, including Motion Recruitment, Sevenstep®, Motion Telco and TG Federal

Refer to the last slide for footnotes.

First-Quarter 2024 Financial Summary

		Change Increase/(Decrease)	
	Actual Results	As Reported	As Adjusted[(2)]
Revenue	$1.0B	(17.6%)	(17.6%)
Gross Profit Rate	19.7%	(30) bps	(30) bps
Earnings from Operations	$26.8M	150.2%	33.8%
Diluted Earnings per Share	$0.70	$0.41	$0.14
Adjusted EBITDA	$33.3M		24.5%
Adjusted EBITDA Margin	3.2%		110 bps

Refer to the last slide for footnotes.

First-Quarter 2024 Revenue Trends

	Reported[3]	Organic[1]
Total	(17.6%)	(2.6%)
Professional & Industrial	(11.0%)	
Science, Engineering & Technology	(5.6%)	
Education	16.2%	
Outsourcing & Consulting	(5.7%)	

Refer to the last slide for footnotes.

First-Quarter 2024 Gross Profit Rate



21.0%
20.5%
20.0%
19.5%
19.0%
18.5%
18.0%
17.5%
17.0%
20.0%
90 bps
(80) bps
(40) bps
19.7%
Q1 2023 GP Rate
Sale of EMEA staffing operations
Business Mix
Perm Fees
Q1 2024 GP Rate

- GP rate favorably impacted by the sale of our EMEA staffing operations, which had lower margins, and was completed on January 2, 2024
- GP rate decreased due to unfavorable business mix as growth in Education and PPO, which generate lower gross margins, outpaced growth in our higher margin outcome-based and specialty staffing business
- Permanent placement fees decreased on lower customer demand

First-Quarter 2024 SG&A


$ in millions
$250
$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$243
($30)
($24)
($4)
$6
$191
Q1 2023 SG&A
Sale of EMEA staffing operations
Operations
Transformation costs (4)
Transaction costs
Q1 2024 SG&A

- SG&A expenses decreased following the sale of our EMEA staffing operations on January 2, 2024
- Expenses in Operations decreased as a result of workforce reductions and other cost management actions related to our transformation activities
- Transformation costs reflects that severance and third-party consultant fees for assistance with the execution of the transformation-related activities decreased as compared to prior year
- Transaction costs, which includes employee termination costs, reflects $5.6 million related to the sale of our EMEA staffing operations on January 2, 2024

Refer to the last slide for footnotes.

First-Quarter 2024 Revenue and Gross Profit Mix


Revenue mix by segment
Gross Profit mix by segment
Kelly Professional & Industrial
Kelly Science, Engineering, Technology & Telecom
Kelly Education
Kelly OCG
10%
34%
28%
28%
17%
31%
21%
31%

First-Quarter 2024 EPS Summary

$ in millions except per share data

	2024		2023	
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	$25.8	$0.70	$10.9	$0.29
Gain on sale of EMEA staffing operations, net of taxes(5)	(10.4)	(0.28)	–	–
Gain on forward contract, net of taxes(6)	(1.2)	(0.03)	–	–
Transaction costs, net of taxes(7)	4.4	0.12	–	–
Restructuring charges, net of taxes(8)	1.7	0.05	5.0	0.13
Adjusted net earnings	$20.3	$0.56	$15.9	$0.42

Refer to the last slide for footnotes.

First-Quarter 2024 Liquidity



$ in millions
$600
$500
$400
$300
$200
$100
$0
$413
$427
$505
$301
$301
$304
$112
$126
$201
Q1 2023
Q4 2023
Q1 2024
Cash, net of Short-term Borrowings
Borrowing Capacity (9)

- As of the end of Q1 2024, we have more than $500 million of available liquidity
- As announced on May 3, 2024, the planned acquisition of MRP will be funded by cash on hand and borrowings on existing credit facilities
- To maintain financial flexibility, we expect to amend our credit facilities in the second quarter of 2024

Refer to the last slide for footnotes.

Business Transformation Overview

Comprehensive initiative to build on our strategic progress. In 2023, we successfully delivered on structural cost optimization, and we will continue to execute on opportunities to accelerate profitable top- and bottom-line growth.



Delivering on three key outcomes:

- **Optimized** business and functional operations in a sustainable manner
  - Completed workforce reductions to enhance organizational efficiency and effectiveness and established controls to provide clear visibility into resources and expenses
- **Unlocking** additional value-creating opportunities
  - Executing several revenue growth initiatives related to technology enhancements, large enterprise account sales strategy, P&I local delivery model and inorganic opportunities
- **Accelerating** profitable growth
  - Expect continued improvement in EBITDA margin

Sale of European Staffing Operations

With the closing of the European staffing transaction in January 2024, we have **unlocked more than $100 million of capital** to reinvest in organic and inorganic growth in our North American staffing and global MSP and RPO businesses.



European staffing operations 2023 reported results:

- Revenue of $810 million
- GP of $120 million
- Expenses of $119 million

Baseline expectation impact from the sale of our European staffing operations on 2024:

- Reported revenue down 17%
- GP rate improvement of 100 bps
- EBITDA margin improvement of 40 bps

Q2 2024 Outlook

With a streamlined operating model now comprising four business units with market-leading positions in North American staffing and global MSP and RPO solutions, we remain committed to the execution of our specialty growth strategy and transformation initiatives.

Assumes a continuation of the current environment and excludes the European staffing operations from the 2023 base and does not include any impact from the acquisition of MRP. On a like-for-like basis, our outlook for second quarter of 2024 reflects:



- ***Revenue*** – up 1% to 2%, with no significant FX impact; mid-point expectation of $1.03 billion for Q2 2024
- ***GP rate*** – 20.1% to 20.3%; 60 bps YOY decline on a like-for-like basis primarily resulting from changes in business mix
- ***Adjusted SG&A*** – sequentially consistent with Q1 2024 reflecting continued efficiency improvement from transformation actions
- ***Adjusted EBITDA margin*** – 3.3%, up 120 bps from Q2 2023; 40 bps resulting from European staffing operations sale and 80 bps of organic improvement
- ***Tax rate*** – effective rate in the mid-teens

We have redesigned our operating model to drive profitable growth.

Our priorities for each segment are clear. Together, they contribute to a strong, balanced portfolio.

Optimize Operations and Drive Efficiencies → **Accelerate Organic and Inorganic Growth**

	Kelly Professional & Industrial	Kelly Science, Engineering & Technology	Kelly Education	Kelly OCG	Kelly International[13]
Revenue[10]	$1.5B[11]	$1.2B	$0.8B	$0.5B	$0.8B
GP Rate[10]	18.0%[11]	22.8%	15.3%	36.0%	14.8%
Adjusted EBITDA Margin[10]	1.5%[11]	6.4%	4.4%	1.6%	0.2%
Geography	North America	North America	U.S.	Global	EMEA
Specialties	• Industrial • Contact Center • Office Clerical	• Engineering • Science & Clinical • Technology • Telecom	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Higher Education • Executive Search	• MSP[12] • RPO[12] • PPO[12]	• Life Sciences • IT • Finance • Other Local Professional Niches

Refer to the last slide for footnotes.

First-Quarter 2024 Footnotes

(1) Organic excludes the impact of the sale of our EMEA staffing operations in January 2024;
(2) See reconciliation of Non-GAAP Measures included in Form 8-K dated May 9, 2024;
(3) Reported includes the impact of the sale of our EMEA staffing operations in January 2024;
(4) Transformation costs related to a comprehensive transformation initiative includes $1.2 million of costs to execute the transformation through the use of an external consultant and $1.1 million of severance costs in Q1 2024 as compared to $0.9 million of external consultant costs and $5.7 million of severance costs and lease and other termination costs in Q1 2023;
(5) Gain on sale of EMEA staffing operations of $11.6 million, $10.4 million net of tax or $0.28 per share in Q1 2024 represents the gain related to the sale of our EMEA staffing operations in January 2024;
(6) Gain on forward contract of $1.2 million, $1.2 million net of tax or $0.03 per share in Q1 2024 represents gain recognized upon settlement of the forward contract that was entered into in 2023 relating to the sale of the EMEA staffing operations;
(7) Transaction costs of $5.6 million, $4.4 million net of tax or $0.12 per share in Q1 2024 related to the sale of our EMEA staffing operations in January 2024;
(8) Restructuring charges of $2.3 million, $1.7 million net of tax or $0.05 per share in Q1 2024 and $6.6 million, $5.0 million net of tax or $0.13 per share in Q1 2023 related to a comprehensive transformation initiative;
(9) U.S. credit facilities, net of standby letters of credit related to workers' compensation;
(10) Kelly size and margin profiles are based on 2023 full year results;
(11) Kelly P&I includes the results of our Mexico operations following the sale of our EMEA staffing operations in January 2024;
(12) Managed Service Provider ("MSP"); Recruitment Process Outsourcing ("RPO"); Payroll Process Outsourcing ("PPO");
(13) On January 2, 2024, Kelly completed the sale of our EMEA staffing operations. Following the sale, our Mexico operations, which were previously included in our International segment, is now included in our P&I segment, and the International segment no longer exists as a reportable segment.